                                                                  Rule 424(B)(3)
                                                     Registration No. 333-112603

                                   PROSPECTUS

                                 3,693,794 UNITS

                            CATSKILL LITIGATION TRUST

            This is a prospectus for the distribution by Empire Resorts, Inc. of
3,693,794 of our units to the holders of common stock of Empire  Resorts.  These units were originally  issued in connection with our formation as part of Empire
Resort's recently completed  consolidation  with Monticello Raceway  Management,
Inc., Monticello Casino Management, LLC, Monticello Raceway Development Company,
LLC and Mohawk  Management,  LLC. As a condition to closing that  consolidation, each of Catskill Development, L.L.C., Monticello Raceway Development Company and
Mohawk  Management  assigned to us all of their  claims  under or related to the alienation and frustration of their  agreements and business  relations with the
St. Regis Mohawk Tribe and their rights to any proceeds  from any  settlement or award that may arise from any  litigation  relating to that claim.  We were then required to evidence the prorata  beneficial  ownership of the  interests in the
claims  assigned   through  the  issuance  of  our  units.   Empire  Resorts  is
distributing  the  units  because,  as part of the  terms of the  consolidation,
Empire  Resorts'  common   stockholders   of  record   immediately   before  the
consolidation's closing is to receive for free one unit for each share of common stock of Empire Resorts then held by them. We will not receive any proceeds as a result of the distribution of our units registered under this prospectus.

            There is  currently no trading  market for our units.  Our units are not  listed on any  exchange  or a  national  market  and no  trading  market is expected to develop.

            Our principal executive offices are located at c/o Christiana Bank &
Trust Company, 1314 King Street,  Wilmington,  Delaware 19801, and our telephone number there is (302) 888-7400

--------------------------------------------------------------------------------
       THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                              BEGINNING ON PAGE 4.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any other regulatory body has approved or  disapproved  of these  securities  or passed  upon the  accuracy or adequacy of this prospectus.  Any  representation  to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                  The date of this prospectus is March 5, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

                                       i

                               PROSPECTUS SUMMARY

THE LITIGATION TRUST AND OUR LITIGATION CLAIMS

            We are a statutory  trust created under  Delaware law. Our formation was a condition to the  consolidation of Empire Resorts with Monticello  Raceway
Management,   Monticello  Casino  Management,   Monticello  Raceway  Development
Company, and Mohawk Management. Also as a condition to that consolidation,  each of  Catskill  Development,  Monticello  Raceway  Development  Company and Mohawk
Management,  agreed to assign to us all of their  claims under or related to the alienation and frustration of their  agreements and business  relations with the
St. Regis Mohawk Tribe. That assignment included rights to any proceeds from any settlement or award that may arise from any  litigation  relating to that claim.
Our  litigation  claims arise from the efforts of each of Catskill  Development,
Monticello Raceway Development Company and Mohawk Management to develop with the
St. Regis Mohawk Tribe a gaming casino in Monticello, New York. We spent several years and  substantial  funds to develop and obtain  required  approvals for the casino. Subsequently,  Park Place Entertainment Corporation, the world's largest gaming corporation and Atlantic City's largest casino operator,  entered into an agreement providing for the St. Regis Mohawk Tribe to commit their future casino development efforts exclusively to Park Place  Entertainment  Corporation.  That
agreement   conflicted   with  the  Mohawk  Tribe's   agreements  with  Catskill
Development, Monticello Raceway Development and Mohawk Management. There are two
lawsuits presently pending. The first lawsuit is Catskill  Development,  L.L.C.,
Mohawk Management,  L.L.C., and Monticello Raceway Development Company,  L.L.C.,
Plaintiffs. v. Park Place Entertainment  Corporation,  Defendant.  (Civil Action
No. 00CIV8660  (CM)(GAY)) (United States District Court Southern District of New
York).  This  lawsuit  had  initially  been  dismissed  on a motion for  summary judgment.  However,  those rulings have been  appealed.  In addition,  the trial court  vacated  the earlier  decision  granting  summary  judgment to Park Place
Entertainment,  in order to allow additional discovery  proceedings.  The second
lawsuit  is  Catskill  Development,   L.L.C.,  Mohawk  Management,  L.L.C.,  and
Monticello Raceway Development Company, L.L.C., Plaintiffs. against Gary Melius,
Ivan Kaufman, Walter Horn, President R.C. - St. Regis Management Company, et al,
Defendants. (Index No. 891/03) (Supreme Court of the State of New York County of
Sullivan).  This  lawsuit is in its  preliminary  stages.  Our  purposes are the prosecution  of our claims now through the recovery of any  settlement  or final judgments and the  distribution  of the net amount of any such recoveries to our beneficiaries.

DESCRIPTION OF OUR LINE OF CREDIT

            Empire Resorts has provided a line of credit of $2,500,000 to us for the  purpose  of  paying  any  and  all  of our  expenses  permitted  under  our declaration of trust.

OUR TRUSTEES

            Joseph E. Bernstein and Paul A. deBary are our litigation  trustees.
They have the authority to make all decisions in connection with the prosecution of our litigation claims,  including selecting and supervising  existing and any new counsel,  instituting additional lawsuits, drawing on funds from our line of credit and deciding whether or not to accept any settlement offer.

            Christiana Bank & Trust Company is our administrative  trustee.  The primary  function of the  administrative  trustee is to fulfill our  requirement under  Delaware  law to have one trustee  with its  principal  place of business located  within  the state of  Delaware  and to perform  certain  administrative functions  as set  forth in our  declaration  of trust at the  direction  of our litigation trustees.

COMPENSATION OF OUR TRUSTEES

            Each litigation trustee is entitled to the following:

            o   reimbursement of expenses incurred in carrying out our purposes.

            o   $5,000 per month, to the extent there are funds available.

            o   4% to  Joseph  Bernstein  and 1% to  Paul  deBary  of the  total amounts  received in any settlement or award,  less expenses and to the extent there are available funds.

            Our administrative trustee is entitled to the following:

            o   reimbursement of expenses incurred in carrying out our purposes.

            o   Acceptance Fee of $5,000.00;
                Includes the first month administration fee

            o   Monthly Administration Fee of $ 500.00; and

            o   Custody Fee on any cash or marketable securities,  other than on certain cash balances:

            .05 of 1% (5.00 basis points) per annum on the first  $10,000,000 of the account's fair market value; and

            .03 of 1%  (3.00  basis  points)  per  annum on the  balance  of the account's fair market value.

NO EXISTING TRADING MARKET FOR OUR UNITS

            There is no  current  trading  market  for our  units and one is not likely to develop. We have no current plans to apply to have our units traded on an exchange or a national market. Even if a market for our units develops, there would likely be minimal trading, limited liquidity and there can be no assurance as to the price at which our units  would trade at any time and such price could be subject to rapid and substantial change,  depending upon, among other things, developments regarding our litigation claims. See "Risk Factors."

            OUR UNITS ARE  HIGHLY  SPECULATIVE  SECURITIES  THAT  INVOLVE A HIGH
DEGREE OF RISK. See "Risk Factors."

THE OFFERING

            Our units being  offered for resale  under this  prospectus  consist entirely of outstanding units held by Empire Resorts.

Units offered by us:                         None

Units to be distributed by Empire Resorts:   3,693,794

Use of Proceeds:

                                             We will not  receive  any  proceeds
                                             from the  distribution of our units
                                             offered  by  Empire  Resorts.   Our
                                             units  being   offered  under  this
                                             prospectus   consist   entirely  of
                                             units being  distributed  by Empire
                                             Resorts to its common stockholders.
                                             There will thus be no proceeds from
                                             the   distribution   of  our  units
                                             offered  by  Empire  Resorts.

Risk Factors:                                The ownership of our units involves
                                             a high  degree of risk.  You should
                                             carefully review and consider "Risk
                                             Factors" beginning on page 4.

                                  RISK FACTORS

            THE  OWNERSHIP  OF OUR UNITS  INVOLVES  A HIGH  DEGREE OF RISK.  YOU
SHOULD  CAREFULLY  CONSIDER  THE  FOLLOWING  RISK  FACTORS  AND ALL OF THE OTHER
INFORMATION SET FORTH IN THIS PROSPECTUS.  THE RISKS DESCRIBED BELOW ARE NOT THE
ONLY ONES  FACING  US.  ADDITIONAL  RISKS NOT  PRESENTLY  KNOWN TO US OR THAT WE
CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR US.

WE WILL BE CONTROLLED BY OUR LITIGATION  TRUSTEES AND OUR UNITHOLDERS  WILL HAVE
NO AUTHORITY REGARDING DECISIONS MADE ON BEHALF OF THE TRUST

            All  decisions  concerning  the  conduct of our  litigation  claims, drawing  on funds  from our  line of  credit,  distribution  of  assets  and our termination  are to be made by our litigation  trustees,  in accordance with the terms of our  declaration of trust.  Our  unitholders  will have no control over these decisions.

OUR  UNITHOLDERS  WILL ONLY BE ENTITLED TO PROCEEDS OF ANY  SETTLEMENT  OR AWARD
AFTER THE PAYMENT OF OUR EXPENSES  AND  REPAYMENT OF OUR LINE OF CREDIT AND WILL
HAVE LIMITED RIGHTS TO BRING SUIT AGAINST US

            Our  unitholders  will only be entitled to the net proceeds from any settlement or award,  if any, of our litigation  claims after the payment of our expenses, the fees of our litigation trustees, any amounts outstanding under our line of credit and  $7,500,000  to Empire  Resorts  for  reimbursement  of prior expenses incurred in connection with our litigation claims. Our unitholders will not have any right to bring suit  against us or any party on our  behalf,  other than a suit for  nonpayment  of the net proceeds of a settlement  or award,  and only after there is an  affirmative  majority vote of all of our  unitholders to bring such suit.

WE MAY NOT BE SUCCESSFUL IN OUR LITIGATION CLAIMS

            We  presently  have two  lawsuits  pending  in  connection  with our litigation  claims. The first lawsuit is against Park Place  Entertainment,  the world's largest gaming conglomerate, which has substantially greater assets than we do. We expect that Park Place  Entertainment  will use its substantial assets to aggressively  defend itself in this lawsuit.  Our second suit is still in its preliminary  stages.  There can be no assurance  that we will be  successful  in either of these  litigations.  See "THE  LITIGATION TRUST -  Our  Formation  and
Purpose," and "Background of Our Litigation Claims."

OUR LITIGATION  TRUSTEES MAY HAVE AN INTEREST IN SETTLING OUR LITIGATION  CLAIMS
FOR AMOUNTS THAT WOULD RESULT IN LIMITED OR NO PAYMENTS MADE TO OUR UNITHOLDERS

            Our  litigation  trustees  are to receive an  aggregate of 5% of any recovery of an award or settlement. After they are paid that amount and prior to our  unitholders  receiving  any  distributions,  Empire  Resorts  will  be paid
$7,500,000 for  reimbursement of prior expenses  incurred in connection with our litigation  claims.  Therefore,  there may be  instances  where  our  litigation trustees  have an interest in settling  our  litigation  claims for amounts that could result in limited or no payment made to our unitholders.

EVEN IF THERE IS A  RECOVERY  BASED ON OUR  LITIGATION  CLAIMS,  THERE CAN BE NO
ASSURANCES  THAT  THERE WILL BE  SUFFICIENT  FUNDS TO MAKE ANY  PAYMENTS  TO OUR
UNITHOLDERS

            Even if we  obtain a  settlement  or award  based on our  litigation claims, there can be no assurance that our unitholders will receive any proceeds from such settlement or award. Prior to our unitholders  receiving any payments, we are  required to pay all of our  expenses  and set aside a reserve for future expenses, pay the fees of our litigation trustees, any amounts outstanding under our line of credit and  $7,500,000  to Empire  Resorts to reimburse it for prior expenses incurred in connection with our litigation  claims. See "THE LITIGATION
TRUST - Deposits to and Distributions from Our Recovery Account."

IF EMPIRE RESORTS CANNOT MEET ITS OBLIGATIONS  UNDER OUR LINE OF CREDIT,  WE MAY
NOT HAVE SUFFICIENT FUNDS TO PROSECUTE OUR LITIGATION CLAIMS

            Our only  existing  source of capital to  prosecute  our  litigation claims is our line of credit  provided by Empire  Resorts.  Empire  Resorts is a holding company and is therefore  dependent on its subsidiaries to pay dividends or make distributions in order to generate internal cash flow and to satisfy its obligations,  including its obligations  under our line of credit.  In addition,
Empire Resorts has a history of net operating losses.  Therefore there can be no assurance that it will be able to meet its obligations under our line of credit.
If Empire Resorts cannot meet its obligations  under our line of credit,  we may not have sufficient funds to prosecute our litigation  claims. See "MANAGEMENT'S
DISCUSSION    AND   ANALYSIS   OF   FINANCIAL    CONDITION    AND   RESULTS   OF
OPERATIONS-Liquidity and Capital Resources."

OUR LINE OF CREDIT MAY NOT BE SUFFICIENT TO PROSECUTE OUR LITIGATION  CLAIMS AND
THEREFORE WE MAY HAVE TO SETTLE,  WITHDRAW OR ABANDON OUR  LITIGATION  CLAIMS OR
TERMINATE OUR TRUST

            Our only source of capital to fund the prosecution of our litigation claims is our line of credit provided by Empire Resorts.  If the funds available under  our  line of  credit  are not  sufficient  and we are  unable  to  obtain additional  financing  on  acceptable  terms  or at  all,  we may be  unable  to prosecute our litigation claims.

THERE IS NO TRADING  MARKET FOR OUR UNITS,  ONE IS NOT LIKELY TO DEVELOP  AND IT
MAY BE DIFFICULT TO ESTABLISH A PRICE PER UNIT OF OUR UNITS

            There is no  current  trading  market  for our  units  and we do not intend to seek to have our units  traded on an  exchange  or a national  market.
Even if a trading market were to develop, there would likely be minimal trading, limited  liquidity  and the price of our units may depend on a number of factors including,  but not limited to, the nature of court decisions and opinions,  the settlement of any of our pending  lawsuits and any  additional  lawsuits and our ability to fund the  prosecution  of the  pending  lawsuits  and any  additional lawsuits arising from our litigation claims.  Consequently,  if a trading market is established there may be wide fluctuations in the price of our units.

UNITHOLDERS MAY NOT BE ABLE TO ADEQUATELY  VALUE OUR UNITS BECAUSE WE MAY NOT BE
ABLE TO DISCLOSE ALL INFORMATION ABOUT OUR LAWSUITS TO OUR UNITHOLDERS

            Our  ability  to  disclose  details  of our  litigation  claims on a regular  basis may be  limited  by the  inherent  nature  and rules of  judicial proceedings,  including,  among other things,  proceedings  and filings that are sealed by the court, matters involving attorney-client privilege and proceedings that are  conducted on a  confidential  basis by  agreement of the parties.  Our inability to disclose  potentially material information may make it difficult to value our units.

THE LOSS OF SERVICES OF EITHER OF OUR LITIGATION  TRUSTEES COULD PREVENT US FROM
SUCCESSFULLY PROSECUTING OUR LITIGATION CLAIMS

            Our  success  depends  in  large  part  upon  the  abilities  of our litigation trustees. Both Messrs.  Bernstein and deBary have extensive knowledge regarding  our  litigation  claims.  The  loss  of  services  of  either  of our
litigation   trustees  could  prevent  us  from  successfully   prosecuting  our
litigation claims.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

            Some  of  the   statements   contained   in  this   prospectus   are
"forward-looking  statements" as that term is defined in the Private  Securities
Litigation  Reform  Act.  The  words  "anticipate",   "believes",   "estimates",
"expects",  "plans",  "intends"  and similar  expressions  are meant to identify these statements as forward-looking  statements,  but they are not the exclusive means of identifying  them. The  forward-looking  statements in this  prospectus reflect the current views of our litigation  trustees;  however,  various risks, uncertainties and contingencies  would cause our actual results,  performance or achievements  to differ  materially  from  those  expressed  or implied by these statements.

            We  assume no  obligation  to update  publicly  any  forward-looking statements, whether as a result of new information,  future events or otherwise.
For a discussion of important risks of an investment in our units, see the "Risk
Factors"  section of this  prospectus.  In light of the risks and  uncertainties discussed in "Risk Factors" and elsewhere in this prospectus, events referred to in forward-looking statements in this prospectus might not occur.

                                 USE OF PROCEEDS

            We will not receive any proceeds from the  distribution of our units by Empire  Resorts.  Our units  being  offered  under  this  prospectus  consist entirely of our units being  distributed  as a dividend by Empire Resorts to its common stockholders. There will thus be no proceeds from the distribution of our units offered by Empire Resorts.

                                 DIVIDEND POLICY

            We  have  never  paid a cash  dividend  on our  units  and we do not anticipate paying cash dividends on our units in the foreseeable future.

                              MARKET FOR SECURITIES

            There is no  current  trading  market  for our  units  and we do not intend to seek to have our units traded on an exchange or a national market.

                             SELECTED FINANCIAL DATA

            The following  selected financial data should be read in conjunction with the financial statements and the notes thereto and "Management's Discussion and  Analysis  of  Financial  Condition  and  Results  of  Operations"  included elsewhere in this prospectus. The balance sheet data as of January 12, 2004 have been derived from our financial statements,  which have been audited by Marcum &
Kliegman LLP, independent auditors.

                                                 As of January 12, 2004
                                                 ----------------------
                     BALANCE SHEET DATA:
                                Assets                   $--
                           Liabilities                   $--

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

            You should read the following  discussions in  conjunction  with our
financial   statements  and  the  related  notes  thereto  and  other  financial information  appearing  elsewhere in this prospectus.  The following  discussion contains  forward-looking  statements that involve risks and uncertainties.  Our
actual  results  could  differ   materially   from  those   anticipated  in  the
forward-looking  statements  as a result of  various  factors,  including  those discussed in "Risk Factors" and elsewhere in this prospectus.

GENERAL

            We are a statutory  trust created under  Delaware law. Our formation was a condition to the  consolidation of Empire Resorts with Monticello  Raceway
Management,   Monticello  Casino  Management,   Monticello  Raceway  Development
Company, and Mohawk Management. Also as a condition to that consolidation,  each of  Catskill  Development,  Monticello  Raceway  Development  Company and Mohawk
Management,  agreed to assign to us all of their  claims under or related to the alienation and frustration of their  agreements and business  relations with the
St. Regis Mohawk Tribe. That assignment included rights to any proceeds from any settlement or award that may arise from any  litigation  relating to that claim.
Our  litigation  claims arise from the efforts of each of Catskill  Development,
Monticello Raceway Development Company and Mohawk Management to develop with the
St. Regis Mohawk Tribe a gaming casino in Monticello, New York. We spent several years and  substantial  funds to develop and obtain  required  approvals for the casino. Subsequently,  Park Place Entertainment Corporation, the world's largest gaming corporation and Atlantic City's largest casino operator,  entered into an agreement providing for the St. Regis Mohawk Tribe to commit their future casino development efforts exclusively to Park Place  Entertainment  Corporation.  That
agreement   conflicted   with  the  Mohawk  Tribe's   agreements  with  Catskill
Development, Monticello Raceway Development and Mohawk Management. There are two
lawsuits presently pending. The first lawsuit is Catskill  Development,  L.L.C.,
Mohawk Management,  L.L.C., and Monticello Raceway Development Company,  L.L.C.,
Plaintiffs. v. Park Place Entertainment  Corporation,  Defendant.  (Civil Action
No. 00CIV8660  (CM)(GAY)) (United States District Court Southern District of New
York).  This  lawsuit  had  initially  been  dismissed  on a motion for  summary judgment.  However,  those rulings have been  appealed.  In addition,  the trial court  vacated  the earlier  decision  granting  summary  judgment to Park Place
Entertainment,  in order to allow additional discovery  proceedings.  The second
lawsuit  is  Catskill  Development,   L.L.C.,  Mohawk  Management,  L.L.C.,  and
Monticello Raceway Development Company, L.L.C., Plaintiffs. against Gary Melius,
Ivan Kaufman, Walter Horn, President R.C. - St. Regis Management Company, et al,

Defendants. (Index No. 891/03) (Supreme Court of the State of New York County of
Sullivan).  This  lawsuit is in its  preliminary  stages.  Our  purposes are the prosecution of our  litigation  claims through the recovery of any settlement or final judgments and the distribution of the net amount of any such recoveries to our beneficiaries.

            The   administration  of  our  litigation  trust  will  involve  the authentication  and payment of fees and expenses for legal and related  services in connection with our litigation  claims,  reporting and regulatory  compliance
and  the   maintenance   of  litigation,   financial  and  unitholder   records.
Administrative expenses are currently estimated to be approximately $200,000 per year, including the fees of the litigation and administrative trustees, auditors and  accountants  and other  support  services.  Legal  fees and other  expenses involved in our litigations  claims are impossible to predict with any degree of accuracy.  No  assurance  can be given that the amounts  available to us for the payment of such  expenses  under our line of credit will be  sufficient to carry our  litigation  claims through to a successful  conclusion or that  alternative funds will be available for such purpose.

LIQUIDITY AND CAPITAL RESOURCES

            Empire Resorts has provided us with an irrevocable line of credit of up to $2,500,000  to provide funds to pay any and all of our expenses  permitted under our declaration of trust. No interest is payable on amounts advanced under our line of  credit.  Amounts  outstanding  under our line of  credit  are to be repaid by us from proceeds  received from any  settlement or award in connection with our  litigation  claims  after  payment of an amount  necessary  to pay our litigation  trustees the fees for their  services as litigation  trustees as set forth in our declaration of trust.  Repayments of amounts  outstanding under our line of  credit  may be made as a whole or in part from time to time at any time without notice. We may reborrow any amounts so repaid.  Our line of credit shall remain in full force and effect until our termination.

            Empire Resorts is a holding company, owning all the capital stock or membership  interests of certain  other  entities.  Empire  Resorts is therefore dependent  on these other  entities to pay  dividends or make  distributions  in order to generate  internal cash flow and to satisfy its obligations,  including its obligations  under our line of credit.  There can be no assurance,  however, that these other entities will generate  enough revenue to pay cash dividends or make cash  distributions.  In addition,  these entities may enter into contracts that limit or prohibit  their  ability to pay  dividends or make  distributions.
Empire  Resorts  had no net  operating  revenue  during  the  fiscal  year ended
December 31, 2002 and for the nine months ended September 30, 2003 and sustained
net  operating   losses  of   approximately   $9.5  million  and  $5.4  million,
respectively,  during such periods.  Therefore,  there can be no assurance  that
Empire Resorts will have the ability to meet its  obligations  under our line of credit.

                    PRINCIPAL UNITHOLDERS AND EMPIRE RESORTS

            Empire Resorts is distributing as a dividend a total of 3,693,794 of our units  under this  prospectus  to its common  stockholders.  Our units being offered under this  prospectus  were  originally  issued in connection  with the recently completed consolidation. Our units offered under this prospectus may be distributed  for the account of Empire  Resorts.  The following  table  contains information  regarding Empire Resorts and its beneficial  ownership of our units as of January 30, 2004,  and as adjusted to give effect to the  distribution  of our units  described  in this  prospectus.  Upon the  distribution  of our units offered under this  prospectus,  we will have  approximately  141 unitholders of record.

                                                               Beneficial Ownership
                                                                 After Offering(1)
                                                                 -----------------
                          Beneficial
                          Ownership      Number of Units
                            Prior        to be distributed      Number      Percent
       Name               to Offering      in the Offering     of Units     of Class
       ----               -----------    ------------------    --------     --------
Empire Resorts, Inc.       3,693,794         3,693,794            0            --

(1) This  registration  statement  also shall cover any  additional  units which become  issuable  in  connection  with our units  registered  for resale in this prospectus by reason of any unit dividend, unit split, recapitalization or other similar transaction  effected without the receipt of consideration which results in an increase in the number of outstanding units.

The following table sets forth as of January 30, 2004 certain  information  with respect to the beneficial ownership (including beneficial ownership of our units as an Empire  Resorts  shareholder)  of our units of (1) each of our  litigation trustees,  and (2) each person known to us to own  beneficially  five percent or more of our outstanding units:

                                    Number of Units          Percent of Class of Units
  Name and Address(1)             Beneficially Owned(2)        Beneficially Owned(3)
  ----------------                ------------------           ------------------
Joseph E. Bernstein
6663 Casa Grande Way
Delray Beach, FL 33446                2,408,253(4)                    10.61

Paul A. deBary
477 Madison Avenue
New York, New York 10022                250,422(5)                     1.1

Monticello Realty, L.L.C.             5,732,261                       25.25

Americas Tower Partners               6,599,294                       29.07

Robert A. Berman                      5,625,429(6)                    24.78

(1)   Unless  otherwise  indicated,  the  address  of each  named  holder is c/o
      Christiana Bank & Trust Company,  1314 King Street,  Wilmington,  Delaware
      19801.

(2)   Beneficial ownership is determined in accordance with the rules of the SEC and  generally  includes  voting  or  investment  power  with  respect  to securities.

(3)   Based on 22,702,896 of our units outstanding as of January 30, 2004.

(4)   Includes (1)  2,309,753 of our units held by Americas  Tower  Partners and
      (2) 98,500 of our units  corresponding  to 98,500 shares of Empire Resorts held in the name of Joseph E. Bernstein on behalf of the JB Trust.  Joseph
      E. Bernstein beneficially owns a 1% economic interest and 50% voting power in Americas Tower  Partners,  and the JB Trust,  in which Mr.  Bernstein's mother, Helen Bernstein,  is sole trustee and Mr. Bernstein's children are ultimate beneficiaries, beneficially owns a 49% economic interest, with no voting rights.

(5)   Includes  52,103 of our  units  corresponding  to 52,103  shares of common stock of Empire  Resorts  owned  directly by Paul A. deBary and 198,319 of our units held directly by Mr. deBary.

(6)   Includes  1,094,004  of our units  corresponding  to  1,094,004  shares of common  stock  owned of Empire  Resorts  directly  by Robert A. Berman and
      4,531,425 of our units held  directly by Robert A. Berman.  Mr.  Berman is the Chief Executive Officer and member of the Board of Directors of Empire
      Resorts.

                                 TRANSFER AGENT

            We have appointed  Continental  Stock Transfer & Trust Company,  New
York, New York, as Transfer Agent and Registrar for our units.

                              PLAN OF DISTRIBUTION

            We are registering our units offered under this prospectus on behalf of Empire  Resorts.  Empire  Resorts  is  distributing  our units to its  common stockholders  in  connection  with a dividend  of our units  declared  by Empire
Resorts. Empire Resorts shall bear the cost and expense of such distribution.

                              THE LITIGATION TRUST

OUR FORMATION AND PURPOSE

            We were formed on January  12,  2004 as a  condition  to closing the consolidation  by Empire  Resorts  with  Monticello  Raceway  Management,  Inc.,
Monticello Casino Management,  LLC, Monticello Raceway Development  Company, LLC
and Mohawk Management,  LLC. Also on January 12, 2004, Empire Resorts,  Catskill
Development, L.L.C., Monticello Raceway Management, Mohawk Management, Joseph E.
Bernstein,  Paul A. deBary, our litigation trustees, and Christiana Bank & Trust
Company, our administrative trustee, entered into our declaration of trust. Each of Catskill  Development,  Monticello Raceway  Development and Mohawk Management
assigned  to us all of their  claims  under or  related  to the  alienation  and frustration of their agreements and business relations with the St. Regis Mohawk
Tribe and their rights to any proceeds from any judgment or settlement  that may

                                       10

arise from any  litigation  relating to that claim,  including  (1) that certain litigation entitled Catskill Development, L.L.C., Mohawk Management, L.L.C., and
Monticello  Raceway  Development  Company,  L.L.C.,  Plaintiffs.  v. Park  Place
Entertainment  Corporation,  Defendant.  (Civil Action No. 00CIV8660  (CM)(GAY))
(United  States  District  Court  Southern  District  Of New  York) and (2) that certain litigation  entitled Catskill  Development,  L.L.C.,  Mohawk Management,
L.L.C., and Monticello Raceway Development Company, L.L.C.,  Plaintiffs. v. Gary
Melius,  Ivan  Kaufman,  Walter  Horn,  President  R.C. - St.  Regis  Management
Company,  et al,  Defendants.  (Index No. 891/03) (Supreme Court of the State of
New York County of Sullivan). Our purposes are the prosecution of our litigation claims through the recovery of any  settlements or final  judgments  thereof and the distribution of the net amount of any such recoveries to our  beneficiaries.
We have  retained  several law firms to prosecute  our  litigation  claims.  The attorneys  retained by us to prosecute our  litigation  claims are paid based on hourly  rates,  subject to  certain  limitations.  In  addition,  the  attorneys retained  by us for the  appeal of our  litigation  claims  against  Park  Place
Entertainment are currently entitled to a $100,000 success fee.

OUR TERMINATION

            If at any time our litigation trustees determine,  in their absolute discretion,  that our assets are not sufficient to justify our continuance,  the litigation trust may be terminated by our litigation trustees. In addition,  the litigation  trust shall terminate on the date that all of our litigation  claims shall have been fully  prosecuted to final judgment or dismissal,  including all appeals, and all of our assets shall have been distributed to our beneficiaries.

LINE OF CREDIT

            Empire Resorts has provided us with an irrevocable line of credit of up to $2,500,000  to provide funds to pay any and all of our expenses  permitted under our declaration of trust. No interest is payable on amounts advanced under our line of  credit.  Amounts  outstanding  under our line of  credit  are to be repaid by us from  amounts of any  settlement  or award in  connection  with our litigation  claims after  payment of an amount  necessary to pay our  litigation trustees the fees for their services as our litigation  trustees as set forth in our  declaration of trust.  Repayment of amounts  outstanding  under our line of credit  may be made as a whole or in part from time to time at any time  without notice.  We may reborrow any amounts so repaid.  Our line of credit shall remain in full force and effect until termination of the litigation trust.

BACKGROUND OF OUR LITIGATION CLAIMS

            In 1996,  a group of  businessmen  formed a  coalition  with  Empire
Resorts and two other  entities and  commenced  negotiations  with the St. Regis
Mohawk Tribe about  developing a gaming  casino on land  adjacent to  Monticello
Raceway.  This  coalition  then formed  three  entities to  accomplish  distinct aspects of the project:

            o    Catskill  Development  was formed to acquire  the land on which the casino would be built and obtain approval for and implement the  transfer  of the land to the  United  States of America in trust  for the  St.  Regis  Mohawk  Tribe  for  off-reservation gaming.

            o    Monticello Raceway Development was formed to develop the casino property,  and provide  technical  expertise  for the planning, design,  engineering,  and construction of the casino. It would

                                       11

                 also help the St. Regis Mohawk Tribe in obtaining financing for the casino undertaking.

            o    Mohawk Management was formed to manage the casino.

            Each party negotiated a separate  contract with the St. Regis Mohawk
Tribe to cover its role. Thus,  Catskill  Development,  after acquiring title to
Monticello  Raceway and the surrounding  property for $10 million,  negotiated a
land  purchase  agreement;   Mohawk  Management  negotiated  a  gaming  facility
management  agreement;  and Monticello Raceway  Development  negotiated a gaming facility  development  and  construction  agreement.  Each of the land  purchase agreement  and gaming  facility  management  agreement  were  subject to certain regulatory  approvals  from the Bureau of Indian  Affairs,  the National  Indian
Gaming Commission and the State of New York.

            On August 2,  1996,  Catskill  Development  applied to the Bureau of
Indian Affairs and National  Indian Gaming  Commission to place 29 acres of land adjacent  to  Monticello  Raceway in trust  status and to approve the land for a gaming casino. The Bureau of Indian Affairs then spent 3 1/2 years reviewing and
processing  the  application,   finally  approving  it  on  April  6,  2000  and
simultaneously requesting that New York State Governor George Pataki concur.

            Before the Governor  could  formally  concur or the National  Indian
Gaming  Commission  could approve the casino  management  agreement,  Park Place
Entertainment  Corporation,  the world's largest gaming corporation and Atlantic
City's largest casino operator,  entered into an agreement providing for the St.
Regis Mohawk Tribe to commit their future casino development efforts exclusively to Park Place Entertainment Corporation,  which conflicted with their agreements with Catskill Development, Monticello Raceway Development and Mohawk Management.
In an agreement  executed on April 14, 2000, the St. Regis Mohawk Tribe promised to work exclusively with Park Place Entertainment Corporation for consideration, among  other  things,  of  $3,000,000  in  cash  and  Park  Place  Entertainment
Corporation's  promise to  indemnify  the St.  Regis  Mohawk  Tribe  against any litigation that may result.  For a new casino project at another location in the
Catskills,  Park Place Entertainment  Corporation and the St. Regis Mohawk Tribe
agreed  to  enter  into  agreements  very  similar  to  those  between  Catskill
Development,  Monticello  Raceway  Development and Mohawk Management and the St.
Regis Mohawk Tribe, substituting Park Place Entertainment Corporation's name for
that  of  Catskill  Development,   Monticello  Raceway  Development  and  Mohawk
Management.

            In  response  to  these  events,   each  of  Catskill   Development,
Monticello  Raceway  Development  and Mohawk  Management  brought the litigation against Park Place  Entertainment  Corporation,  asserting claims under New York law for intentional  interference  with  contractual  relations and interference with business  relations.  The trial court subsequently  dismissed the claim for intentional  interference  with  contractual  relations  on the grounds that the contracts were subject to certain approvals and granted Park Place Entertainment
Corporation's  motion for summary judgment with respect to the interference with business  relations  complaint  on the  grounds  that  insufficient  evidence of causation or wrongful  conduct had been  produced,  effectively  dismissing  the entire case. These court rulings,  however,  have been appealed. In addition, on
October  7,  2003,  after  receiving  a remand of  jurisdiction  from the Second

                                       12

Circuit  Court of Appeals,  the trial court  granted the  plaintiffs'  motion to
vacate  the  earlier   decision   granting   summary   judgment  to  Park  Place
Entertainment  Corporation,  in order to allow additional discovery  proceedings with respect to evidence that the plaintiffs had not received in connection with their earlier discovery requests prior to the summary judgment decision.

            Separately,  on  April  11,  2003,  each  of  Catskill  Development,
Monticello  Raceway  Development  and  Mohawk  Management  filed the  litigation against  Gary Melius,  Ivan  Kaufman and Walter Horn,  each of whom served as an intermediary  between the St. Regis  Mohawk  Tribe and Park Place  Entertainment
Corporation during Park Place Entertainment  Corporation's  successful effort to induce the St. Regis Mohawk Tribe to renounce  their  agreements  with  Catskill
Development,  Monticello  Raceway  Development and Mohawk  Management and commit their casino efforts  exclusively to Park Place  Entertainment  Corporation.  In this  lawsuit,  the  plaintiffs  have alleged that the  defendants  engaged in a conspiracy to restrain and interfere with the  plaintiffs'  efforts to develop a casino in Monticello, New York with the St. Regis Mohawk Tribe. In addition, the plaintiffs have alleged that the defendants engaged in a fraud and conspiracy by withholding  material  evidence from the  plaintiffs  in  connection  with their lawsuit against Park Place Entertainment Corporation. The plaintiffs are seeking
$2 billion in damages. This lawsuit is still in its preliminary stages.

            At this time it is too difficult to determine  whether there will be any  judgments  or awards  based on either  the  litigation  against  Park Place
Entertainment  Corporation or the litigation  against Gary Melius,  Ivan Kaufman and Walter Horn or on any other lawsuit based on our litigation claims.

OUR EXPENSE AND RECOVERY ACCOUNTS

            We have  established a fund to be  maintained by our  administrative trustee which shall consist of two accounts,  an expense  account and a recovery account.  For this fund, our administrative  trustee may establish on our behalf one or more accounts  with banks or brokerage  firms in which all or part of our moneys or  investments  to be deposited  in this fund may be held,  invested and reinvested by our administrative trustee pending disbursement or distribution as provided in our declaration of trust. Any amount on deposit in this fund that is not required to be held for present use or  distributions  is to be  accumulated and  retained in this fund and  invested and  reinvested  by our  administrative trustee as directed in the sole  discretion of our litigation  trustees so as to obtain a reasonable return on investment with proper regard for the preservation of the principal and so as to be reasonably  available at the times estimated to be necessary for the purposes of the litigation trust.

DEPOSITS TO AND PAYMENTS OUT OF OUR EXPENSE ACCOUNT

            Amounts drawn on our line of credit,  amounts  transferred  from our recovery  account to our expense account as provided in our declaration of trust and any other amounts  received by us, other than amounts received as a recovery of any settlement or award of our litigation  claims, are to be deposited in our expense account.  Amounts in our expense account are to be used to pay necessary or useful  expenses,  as determined  in the sole and absolute  discretion of our litigation trustees.

            Our  administrative  trustee is to make  payments out of our expense account upon (i) the written  direction of one of our litigation  trustees as of the first business day of each calendar quarter to pay the quarterly fees of our litigation trustees and our administrative  trustee,  and (ii) written direction

                                       13

signed by one of our litigation trustees with respect to expenses set forth in a budget  (provided  that the  litigation  trustee  shall  specify in the  written direction  the line item of such budget that  includes such expense) and by both
of  our   litigation   trustees  with  respect  to  all  other   expenses.   Our
administrative   trustee   has  no   obligation   to  verify  that  the  amounts
requisitioned  are  to be  used  for  the  purposes  of  the  litigation  trust.
Notwithstanding  anything  to the  contrary  in our  declaration  of trust,  our litigation  trustees  may,  at any  time  and  from  time to  time,  direct  our administrative  trustee to pay any expense of our litigation  claims or apply to or for the benefit of our  beneficiaries  so much or the entire principal of our expense account, as our litigation trustees, in their sole discretion,  may deem available.

DEPOSITS TO AND DISTRIBUTIONS FROM OUR RECOVERY ACCOUNT

            The amount of  proceeds  received  on account of any  settlement  or award in  connection  with our  litigation  claims  shall  be  deposited  in our recovery  account.  In the event that we receive any  proceeds on account of any settlement  or award,  an amount  necessary  to pay any of our current  debts or other obligations and to provide for our future expenses shall be transferred to our  expense  account  from our  recovery  account  or applied  directly  to the retirement of such debts or other obligations at the direction of our litigation trustees.  Not later than thirty days after the close of each calendar  year, if there have been  deposits in our recovery  account  during such year,  or within thirty days of receipt by our administrative  trustee of a notice of termination of the litigation trust, our administrative  trustee shall calculate the balance in our recovery account at the end of such year or as of the date of such notice and the amount so calculated  shall be withdrawn  from our recovery  account and shall  be  applied  and  used to make  distributions  for  the  purposes  of the litigation trust as follows:

            FIRST: An amount necessary to pay our litigation trustees their fees for their services as litigation trustees.

            SECOND: If any amount remains after the above requirements have been met,  $7,500,000  shall be paid to  Empire  Resorts  to  reimburse  it for prior expenses  incurred  in  connection  with our  litigation  claims and any amounts outstanding under our line of credit shall be repaid to Empire Resorts.

            THIRD: If any amount remains after the above  requirements have been met,  such  amount  remaining  shall  be  divided  among  our  beneficiaries  in proportion to their ownership of our units as shown on the registration books of our administrative trustee or transfer agent, as applicable, as of the date that such distribution is made.

            All distributions of the litigation trust are to be made in the sole discretion of our litigation trustees.  In making and scheduling  distributions,
neither  of  our   litigation   trustees   shall  have  any   liability  to  our
beneficiaries,  or to our potential  beneficiaries,  or to any other person, for any  failure or alleged  failure to follow such  direction  nor shall any of our litigation  trustees be subject to suit by any person that contests the validity of any action taken under our  declaration of trust or seeks to compel or direct the use, investment or application of amounts in the litigation trust other than as determined in the discretion of our litigation trustees.

                                       14

RESALE OF OUR UNITS

            Our units  registered  in the  Registration  Statement of which this prospectus is a part will be freely  transferable  by their holders,  except for those holders who may be deemed to be our "affiliates"  under applicable federal securities laws.

NO EXISTING TRADING MARKET FOR OUR UNITS

            There is no  current  trading  market  for our  units and one is not likely to develop. We have no current plans to apply to have our units traded on an exchange or a national market. Even if a market for our units develops, there would likely be minimal trading, limited liquidity and there can be no assurance as to the price at which our units  would trade at any time and such price could be subject to rapid and substantial change,  depending upon, among other things, developments regarding our litigation claims. See "Risk Factors."

INDEMNIFICATION

            We are required to  indemnify,  to the fullest  extent  permitted by
law,  Empire  Resorts,   Monticello   Raceway   Management,   Monticello  Casino
Management,  Monticello Raceway Development,  Mohawk Management,  our litigation trustees,  our  administrative  trustee  and any of their  officers,  directors,
stockholders,   members,  partners,  employees,   representatives,   custodians,
nominees,  agents, heirs,  successors,  assigns or affiliates in connection with any threatened,  pending or completed action, suit or proceeding, whether civil, criminal,  administrative  or  investigative  by  any  individual,  corporation, estate, partnership,  joint venture,  association,  joint stock company, limited liability  company,  trust,  unincorporated  association,  or  government or any agency or political subdivision thereof, or any other entity of whatever nature, arising out of or  relating to the  litigation  trust,  our line of credit,  our litigation  claims,  or any acts or omissions of our litigation  trustees or our administrative trustee in their capacity or purportedly in their capacity as our litigation  trustees  or our  administrative  trustee,  as the case  may be,  or
actions  taken  by  our  litigation  trustees  or  our  administrative   trustee
(including  actions  taken  by our  litigation  trustees  or our  administrative trustee,  as the case may be in their  capacity as officers or  directors of any entity that is a party to the  consolidation  of Empire Resorts with  Monticello
Recovery   Management,   Monticello  Casino   Management,   Monticello   Raceway
Development  Company and Mohawk Management so long as such actions relate to the litigation trust including,  without limitation, the negotiation of the terms of the  litigation  trust and the approval of the  establishment  of the litigation trust and related  transactions,  but otherwise  excluding  actions taken by our litigation  trustees or our administrative  trustee,  as the case may be in such capacities),  against  any  and all  losses,  liabilities,  damages,  judgments, demands, suits, claims,  assessments,  charges, fines, penalties and other costs and expenses, including attorneys' fees and expenses and other fees and expenses associated with the defense of a claim or incurred by such indemnified person in obtaining  indemnification  under our declaration of trust,  whether or not in a formal proceeding.

            Notwithstanding the preceding  paragraph,  no indemnification  shall apply in the case of the indemnification of (i) our litigation trustees,  if our unitholders establish in a final judicial  determination by clear and convincing evidence that damages arose as the result of acts or omissions of our litigation trustees  with  deliberate  intent to injure our  unitholders  or with  reckless disregard for the best  interests of our  unitholders,  (ii) our  administrative trustee,  if it is established in a final  judicial  determination  by clear and

                                       15

convincing  evidence that damages  arose as a result of its gross  negligence or willful  misconduct,  or  (iii)  Empire  Resorts  or  its  successors,  if it is established in a final judicial  determination by clear and convincing  evidence in an action  brought by our  litigation  trustees  or by our  unitholders  that damages  arose as the  result of Empire  Resorts'  or its  successor's  material breach of any of its  obligations  under our line of credit.  The termination of any action, suit or proceeding by judgment,  order, settlement,  conviction,  or upon a plea of nolo contendere or its equivalent,  as applicable,  shall not, of itself,  create a presumption that (i) our litigation  trustees acted or decided with deliberate intent to injure our unitholders or with reckless  disregard for the best interests of our  unitholders,  (ii) our  administrative  trustee acted with gross negligence or willful misconduct, or (iii) our litigation trustees or our unitholders established by clear and convincing evidence that Empire Resorts or its successor  materially  breached any of its obligations  under our line of credit.

            To  the  fullest  extent  permitted  by  law,  expenses   (including
attorneys' fees and expenses)  incurred by an indemnified  person in defending a civil, criminal,  administrative or investigative action, suit or proceeding for which such indemnified person is entitled to indemnification shall be paid by us in advance of the final  disposition  of such action,  suit or  proceeding  upon receipt of an  undertaking  (without  bond or  security) by or on behalf of such indemnified  person to repay such amount if it shall  ultimately  be  determined that  he or it is not  entitled  to be  indemnified  by us as set  forth  in our declaration of trust.

            We may purchase and maintain insurance to cover our  indemnification obligations  and  any  other  liabilities  of our  litigation  trustees  and our administrative trustee. We will use amounts from our expense account (or amounts from other sources of the litigation trust) to pay for such insurance.

            The  indemnification  and  advancement  of expenses  provided by, or granted  under our  declaration  of trust shall  continue as to a person who has ceased to be an indemnified  person and shall inure to the benefit of the heirs, executors and administrators of such a person.

REPORTS TO OUR BENEFICIARIES

            Our litigation  trustees are required to issue annual reports to our beneficiaries  showing our assets and liabilities at the end of each fiscal year and our receipts and  disbursements  for the fiscal year then ended.  The annual reports also will  describe  changes in our assets,  significant  changes in the status of our  litigation  claims  during the reporting  period and  significant actions  taken by our  litigation  trustees  during the period.  Our  litigation trustees are also required to distribute to our  beneficiaries  a special report if, in the opinion of our litigation  trustees, a material event relating to our assets has occurred.

GOVERNING LAW

            Our  declaration  of trust and the rights of the parties  thereunder are  governed by and  interpreted  in  accordance  with the laws of the State of
Delaware.

                                       16

                             OUR LITIGATION TRUSTEES

            OUR LITIGATION TRUSTEES AND THEIR AGES ARE AS FOLLOWS:

            Name                                Age
            ----                                ---

            Paul A. deBary                      57
            Joseph E. Bernstein                 54

            PAUL A.  DEBARY  has  been a  member  of  Empire  Resorts'  board of directors since February 2002. He has also been a Managing Director at Marquette
deBary Co., Inc., a New York based  broker-dealer since 1997, where he serves as a financial advisor for state and local government agencies,  public and private corporations and non-profits. Prior to assuming his current position, Mr. deBary served as  Managing  Director in the Public  Finance  Department  of  Prudential
Securities  from  1994 to 1997.  He was a  partner  in the law firm of  Hawkins,
Delafield  & Wood in New York from 1975 to 1994.  Mr.  deBary  received an AB in
1968, and an MBA and JD in 1971 from Columbia University.  He is a member of the
American Bar Association, the New York State Bar Association, the Association of
the Bar of the City of New York and the National Association of Bond Lawyers and
serves a President and as a Director of the Society of Columbia Graduates.

            JOSEPH E.  BERNSTEIN has been a member of Empire  Resorts'  board of directors  since 2003 and a managing  director of Americas  Tower  Partners.  He started his career as a corporate tax attorney on Wall Street at Cahill Gordon &
Reindel and as an  international  tax  attorney  at  Rosenman & Colin.  He later started his own international tax practice. Since the early 1980s, Mr. Bernstein
(along with his brother Ralph,  and their partner,  Morad Tahbaz,  through their jointly-owned  entity,  Americas  Tower  Partners)  has  been  involved  in  the development  of three million  square feet of commercial  property in Manhattan, including  Americas  Tower, a 50-story office building on Avenue of the Americas and 46th Street, serving as world headquarters to PriceWaterhouseCoopers  and US headquarters to Israel's largest bank, Bank Hapoalim. Americas Tower Partners is presently developing AQUARIA  Entertainment City, a $375 million tourism project in Eilat,  Israel,  and the $100 million Mt. Arbel Resort & Residence Club, with
36 holes of golf  designed  by Robert  Trent  Jones II,  overlooking  the Sea of
Galilee.  Mr.  Bernstein  holds a B.A.  in  economics  from  the  University  of
California  at  Davis;  a B.A.  in  agricultural  business  management  from the
University  of  California  at Davis;  an M.B.A.  in Finance from UCLA  Graduate
School of  Management;  a J.D. from the University of California at Davis School of Law;  and, a Master of Laws Degree  (L.L.M.)  in  taxation  from the New York
University School of Law.

                          COMPENSATION OF OUR TRUSTEES

            COMPENSATION OF OUR LITIGATION TRUSTEES

            Our  litigation  trustees  are  entitled  to  reimbursement  of  any expenses  incurred  in  carrying  out  the  purposes  of the  litigation  trust, including telephone, mail and messenger,  travel, conference,  meeting, research and other  administrative  and office  expenses  not paid for directly by us and each of our litigation trustees shall also receive compensation for his services equal to $5,000 per month in  accordance  with the terms of our  declaration  of trust, to the extent there are funds  available.  In addition,  Joseph Bernstein

                                       17

and Paul deBary shall receive  compensation for their services as our litigation trustees equal to 4% and 1%,  respectively,  of the total amount  deposited into our recovery  account in accordance  with the terms of our declaration of trust, to the extent  there are funds  available.  In the event of the  resignation  or death of a litigation  trustee,  the percentage  fees payable to such litigation trustee,  if any,  shall be pro rated for time  served as a  litigation  trustee between the resigned or deceased litigation trustee and his successor litigation trustee(s)  and the  amount  payable to such  resigned  or  deceased  litigation trustee shall be paid to the  litigation  trustee or his estate in the case of a deceased  litigation  trustee;  provided,  however,  that  in  the  case  of the resignation or death of Joseph Bernstein, the portion of the fee to be pro-rated shall be equal to 1% of the total amount deposited into our recovery account and
Joseph  Bernstein  or his  estate,  as the case  may be,  shall  continue  to be entitled to receive an amount equal to 3% of the total amount deposited into our recovery account.

            COMPENSATION OF OUR ADMINISTRATIVE TRUSTEE

            Our administrative  trustee is Christiana Bank & Trust Company.  The primary  function of our  administrative  trustee is to fulfill the Delaware law requirement  to have one trustee have its  principal  place of business  located within the state of  Delaware.  Our  administrative  trustee  will also  perform certain administrative functions as set forth in our declaration of trust at the direction of our litigation trustees.  Our administrative  trustee shall receive compensation for its services as follows:

       o   Acceptance Fee..................................$5,000.00;
           Includes the first month administration fee

       o   Monthly Administration Fee.......................$ 500.00; and

       o   Custody  Fee on any  cash or  marketable  securities,  other  than on certain cash balances:

       o   .05 of 1% (5.00 basis points) per annum the first  $10,000,000 of the accounts fair market value; and

       o   .03 of 1%  (3.00  basis  points)  per  annum  on the  balance  of the accounts fair market value.

            Plus: $15 for each DTC or FED eligible  trade,  if  applicable,  and outgoing wire transfers: $20 per transfer.

            Out of pocket expenses,  including legal fees, which may be incurred during the set-up and  administration of the litigation trust, will be billed at cost  in  addition  to the  above-described  fees.  In the  event  that  special administrative services and attention are required due to unusual circumstances, an additional maintenance fee will be charged to cover time and expenses. In the event Christiana Bank & Trust Company is no longer acting as our  administrative trustee,  the  compensation of our  administrative  trustee shall be as mutually agreed to by our litigation trustees and our administrative trustee.

                                       18

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            In the event  there is a  settlement  or award  with  respect to our litigation claims,  Empire Resorts is to be paid $7,500,000 for reimbursement of prior expenses  incurred in connection  with our litigation  claims prior to our unitholders receiving any proceeds.

            Our  litigation  trustees are both  current  members of the Board of
Directors of Empire Resorts.  Our litigation trustees will receive  compensation for  their  services  as  our  litigation  trustees.  See  "COMPENSATION  OF THE
TRUSTEES."

                            DESCRIPTION OF OUR UNITS

            Our beneficial  interests are  represented by our units. We have one class of  units  which  represent  an  assignable  and  transferable  beneficial interest in the net proceeds,  if any, to be received by us from the settlements or awards, if any, of our litigation  claims.  Our unitholders have no rights to dividends,  interests,  liquidation preferences or any other distributions.  The holders of our units have no voting rights.

                         UNITS ELIGIBLE FOR FUTURE SALE

            The 3,693,794 units registered  under the Registration  Statement of which  this  prospectus  is a  part  will  be  freely  tradable.  The  remaining
19,009,102  outstanding  units will be "restricted  securities," as that term is defined  in Rule  144 and may  only be  sold  under  an  effective  registration statement under the Securities Act or in compliance with an applicable exemption from registration, including Rule 144.

                         FEDERAL INCOME TAX CONSEQUENCES

THE DISTRIBUTION

            Empire Resorts  expects that the tax  consequences to it and holders of its common stock from the distribution of our units will be insignificant.

            Each of our  unitholders  will be taxed on the fair market  value of our units  received by him or her.  The fair  market  value of our units will be determined  in good  faith by the  Board of  Directors  of Empire  Resorts.  The distribution  will  constitute  ordinary,  dividend income if Empire Resorts has current earnings and profits for the tax year of the distribution. To the extent that Empire  Resorts  does not, the  distribution  will be treated as a tax-free return of capital to our unit holders.  However, if the fair market of our units received by a unit  holder  exceeds his or her tax basis in his or her shares of
Empire Resorts common stock, he or she will recognize capital gain income to the extent of such excess.  Special tax rules apply to  corporate  holders of Empire
Resorts  common  stock.  Any tax  liability  to  Empire  Resorts  or its  common stockholders as a result of the distribution is expected to be insignificant.

OWNERSHIP OF OUR UNITS

            Each  holder of our units will be  treated  for  federal  income tax purposes as the owner of his or her share of our assets.  Our  unitholders  will therefore  be  taxed  upon the  receipt  by us of  proceeds  on  account  of any settlement or award in connection with our litigation claims.  Such proceeds may be taxed as  ordinary  income,  although  the  matter  is not free  from  doubt.

                                       19

Furthermore,  certain  fees  and  expenses  incurred  by us  may be  treated  as miscellaneous  itemized  expenses  for  our  unitholders  who  are  individuals, deductible  only to the  extent  a  unitholder's  total  miscellaneous  itemized deductions exceed 2% of his or her adjusted gross income.

            The foregoing  discussion is based upon the Internal Revenue Code of
1986, as amended, Treasury regulations, and Internal Revenue Service rulings and judicial  decisions  now in  effect,  all of which are  subject to change at any
time,   possibly  with   retroactive   effect,   by  legislative,   judicial  or
administrative  action. In addition, the tax consequences to a particular holder
(including  life  insurance  companies,   tax-exempt  organizations,   financial
institutions,  dealers in securities, foreign corporations and nonresident alien individuals) may be affected by matters not discussed herein.

            BECAUSE THE FEDERAL INCOME TAX CONSEQUENCES  DISCUSSED HEREIN DEPEND
UPON EACH HOLDER'S  PARTICULAR  TAX STATUS,  AND DEPEND FURTHER UPON FEDERAL TAX
LAWS,  REGULATIONS,  RULINGS AND  DECISIONS,  WHICH ARE SUBJECT TO CHANGE (WHICH
CHANGES MAY BE RETROACTIVE IN EFFECT),  OUR UNITHOLDERS SHOULD CONSULT THEIR OWN
TAX ADVISORS.

                                  LEGAL MATTERS

            The legality of our units in this prospectus will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

                                     EXPERTS

            Our  financial  statements  as of January 12, 2004  included in this prospectus have been audited by Marcum & Kliegman LLP,  independent auditors and have been so  included  in  reliance  upon the report of Marcum &  Kliegman  LLP appearing  elsewhere  herein,  given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

            We have  filed  with the  Securities  and  Exchange  a  registration statement on Form S-1, including exhibits,  schedules and amendments,  under the
Securities  Act with  respect  to our  units to be sold in this  offering.  This prospectus does not contain all of the information  included in the registration statement  (including the exhibits to the registration  statement).  For further information  about us and our units to be distributed  in this offering,  please refer to this registration statement,  which you may inspect, without charge, at the public  reference  facilities of the SEC located at 450 Fifth Street,  N.W.,
Washington,  D.C. 20549 or online at WWW.SEC.GOV,  or obtain at prescribed rates from the public reference facilities of the SEC at the above address.

            You may request,  and we will provide, a copy of our filings,  at no cost to you, by writing or telephoning us at the following address:

                        Catskill Litigation Trust
                        c/o Christiana Bank & Trust Company
                        1314 King Street
                        Wilmington, Delaware 19801

                                       20

            This  prospectus is part of a  registration  statement we filed with the SEC. You should rely only on the information or representations  provided in this  prospectus.  We have  authorized  no one to  provide  you  with  different information.  We are not making an offer of these  securities in any state where the offer is not permitted.  You should not assume that the  information in this prospectus  is  accurate  as of any date other than the date on the front of the document.

                                       21

                          INDEX TO FINANCIAL STATEMENTS

                                                       CATSKILL LITIGATION TRUST

                                                                        CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                F-2

FINANCIAL STATEMENT
      Balance Sheet                                                         F-3

NOTES TO FINANCIAL STATEMENT                                               F4-6

                                      F-1

                          INDEPENDENT AUDITORS' REPORT

To the Trustees
Catskill Litigation Trust

We have audited the accompanying  balance sheet of Catskill  Litigation Trust as of January 12,  2004.  This  financial  statement is the  responsibility  of the
Trustees  of the  Trust.  Our  responsibility  is to  express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statement is free of material  misstatement.  An audit includes examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statement.  An audit also includes assessing the accounting  principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statement  referred to above presents fairly, in all material respects, the financial position of Catskill Litigation Trust as of
January 12, 2004 in conformity with accounting  principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP

New York, New York
January 30, 2004

                                      F-2

                                                       Catskill Litigation Trust

                                                                   Balance Sheet

                                                             At January 12, 2004
--------------------------------------------------------------------------------

                                     ASSETS

ASSETS                                                          $       --
------                                                          =============

                          LIABILITIES AND TRUST EQUITY

LIABILITIES                                                     $      --
-----------                                                     =============

COMMITMENTS AND CONTINGENCIES

TRUST EQUITY
   Units of beneficial interest - 22,702,896 units authorized          --
        issued and outstanding                                 --------------

            TOTAL LIABILITIES AND TRUST EQUITY                 $      --
                                                               ==============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

                                      F-3

                                                       CATSKILL LITIGATION TRUST

                                                    NOTES TO FINANCIAL STATEMENT
--------------------------------------------------------------------------------

NOTE 1 - THE TRUST

         The  Catskill   Litigation  Trust,  a  Delaware  statutory  trust  (the
         "Litigation  Trust"),  was formed by Empire Resorts,  Inc.  ("Empire"),
         Monticello  Raceway  Management,  Inc.,  ("MRMI"),   Monticello  Casino
         Management,  LLC, Monticello Raceway Development  Company, LLC ("MRDC")
         and  Mohawk  Management,   LLC  ("Mohawk")  on  January  12,  2004  and
         22,702,896 units of beneficial  interest were issued to the members and stockholders  of those  entities.  Also,  on January 12, 2004,  Empire,
         Catskill  Development,  L.L.C.  ("Catskill"),  MRMI, Mohawk,  Joseph E.
         Bernstein, Paul A. deBary (Messrs. Bernstein and deBary are hereinafter referred to as the "Litigation Trustees") and Christiana Bank and Trust
         Company (the "Administrative  Trustee") entered into the Declaration of
         Trust of  Catskill  Litigation  Trust  (the  "Declaration  of  Trust").
         Pursuant to the  Declaration  of Trust,  Catskill,  MRDC and the Mohawk
         assigned  to the  Trust all of their  claims  under or  related  to the alienation and frustration of their  agreements and business  relations with the St.  Regis  Mohawk  Tribe and their  rights to any judgment or
         settlement  that  may  arise  from  any  litigation   relating  to  two
         litigations entitled Catskill  Development,  L.L.C.,  Mohawk Management
         L.L.C. and Monticello Raceway Development Company L.L.C., Plaintiffs v.
         Park  Place   Entertainment   Corporation,   Defendant   and   Catskill
         Development,  L.L.C.,  Mohawk  Management,  L.L.C.,  Monticello Raceway
         Development Company,  L.L.C.,  Plaintiffs v. Gary Melius, Ivan Kaufman,
         Walter Horn,  President  R.C. - St. Regis  Management  Company,  et al,
         Defendants  (hereinafter  referred to as the  "Litigation").  If at any time the Litigation Trustees determine,  in their absolute  discretion, that the assets of the  Litigation  Trust are not sufficient to justify its  continuance,  the Litigation  Trustees are authorized to terminate the Litigation Trust. In addition, the Litigation Trust shall terminate on the date that all  litigation  has been  fully  prosecuted  to final judgment or dismissal,  including all appeals, and all Litigation Trust assets have been distributed to the Litigation Trust's beneficiaries.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Use of Estimates in the Financial Statements

         The  preparation of financial  statements in conformity with accounting principles  generally accepted in the United States of America requires the trustees to make estimates and assumptions that affect the reported amounts of assets and liabilities  and disclosure of contingent  assets and  liabilities  at the  date  of the  financial  statements  and  the reported amounts of revenues and expenses during the reporting  period.
         Actual results could differ from those estimates.

                                      F-4

         INCOME TAXES

         For Federal income tax purposes,  the Litigation  Trust is treated as a grantor trust.  Under the grantor trust rules, each holder of a unit of beneficial  interest is treated as the owner of his or her share of the
         Litigation Trust's assets, income and expenses.

NOTE 3 - LINE OF CREDIT

         Empire,  a related  party,  has  provided the  Litigation  Trust with a line-of-credit of up to $2,500,000.  The line-of-credit can be utilized to pay  all  expenses  of the  Litigation  Trust  permitted  under  the
         Declaration of Trust,  including but not limited to  professional  fees and  Litigation  and  Administrative  Trustees fees and  expenses.  The line-of-credit  is  non-interest  bearing  and is to be repaid from any
         amounts   received  from   litigation   settlements   or  awards.   The
         line-of-credit expires upon the termination of the Litigation Trust.

NOTE 4 - DISTRIBUTIONS

         The  distribution  of any net proceeds from  litigation  settlements or awards,  after amounts applied to expenses of the Litigation Trust, are to be made at the sole  discretion of the Litigation  Trustees and will be distributed as follows:

         First:  An amount  necessary to pay the Litigation  Trustees their fees arising from litigation settlements or awards. (See Note 5)

         Second:  If any amounts remain,  $7,500,000  shall be paid to Empire to reimburse it for expenses  incurred in connection  with the  Litigation prior  to the  formation  of  the  Litigation  Trust  and  any  amounts outstanding under the line-of-credit.

         Third: If any amount remains after the above requirements are met, such amount  remaining  shall be  divided  among  the  beneficiaries  of the
         Litigation  Trust in proportion  to their  ownership of Units as of the date the distribution is made.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

         Compensation of Litigation Trustees
         -----------------------------------
         Each of the two Litigation  Trustees is entitled to annual compensation of $60,000 plus  reimbursement  of expenses  incurred  carrying out the purpose of the Litigation  Trust. In addition,  one trustee is entitled to 4%, and the other 1%, of any litigation settlements or awards.

         Compensation of the Administrative Trustee
         ------------------------------------------
         The  Administrative  Trustee is  entitled  to a $5,000  acceptance  fee
         (which  includes  the  first  month  administrative  fee) and a monthly administrative fee of $500. In addition,  the Administrative Trustee is entitled  to a custody  fee on certain  cash  balances  and  marketable securities of .5% per annum on the first  $10,000,000 of fair value and
         .3% on the excess and reimbursement for certain fees and expenses.

         Expenses Paid by Empire prior to the Formation of the Trust
         -----------------------------------------------------------
         As  discussed  in Note 4, the Trust is obligated to pay to Empire up to
         $7,500,000.  This amount represents Empire's expenses incurred prior to

                                      F-5

         the formation of the  Litigation  Trust.  The amount is payable  solely from the proceeds of litigation settlements or awards.

NOTE 6 - CERTAIN RELATIONSHIPS

         The Litigation  Trustees are both currently members of the Empire Board of Directors.

                                      F-6

================================================================================

No one  (including  any  salesman or broker) is  authorized  to provide  oral or written information about this offering that is not included in this prospectus.

March 5, 2004

                            CATSKILL LITIGATION TRUST

                                 3,693,794 UNITS

                             -----------------------

                                   PROSPECTUS
                             -----------------------